UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013
VESTIN REALTY MORTGAGE I, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125347	20-4028839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 W. SUNSET ROAD #200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other.

From May 16, 2013 through May 21, 2013, Vestin Realty Mortgage I, Inc. (the “Company”) repurchased 106,633 shares of its common stock for approximately $146,000 at prices ranging from $1.396 to $1.269.  The repurchases were made pursuant to authorization by the Company’s Board of Directors in 2008 to repurchase up to $5 million of the Company’s common stock (the “Repurchase Program”).  Following completion of the recent purchases, the Company has acquired approximately $1,186,000 of its common stock pursuant to the Repurchase Program.  Depending upon market conditions, additional shares may be repurchased from time to time at prevailing market prices through open market or privately negotiated transactions.  The Company is not obligated to purchase any additional shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE I, INC.

	By	Vestin Mortgage, LLC, its sole manager

Date: May 22, 2013	By	/s/ Tracee Gress
Tracee Gress
Chief Financial Officer